UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2020

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
 Registrant’s telephone number, including area code (317) 328-5660
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.

As previously disclosed in its Form 10-Q for the quarter ended March 31, 2020, Calumet Specialty Products Partners, L.P. (the “Company”) received several loans pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act, as administered by the U.S. Small Business Administration. The loans were in the aggregate principal amount of $31.4 million (the “PPP Loans”) pursuant to promissory notes issued by the Company. Although the Company believes in good faith it qualified for the PPP Loans under then-available regulations, as a result of subsequently-issued guidance, particularly with respect to publicly traded companies receiving funding under the PPP, the Company voluntarily repaid the PPP Loans in full on May 18, 2020.
As of April 30, 2020, and after giving effect to the repayment of the PPP Loans, the Company had total liquidity of approximately $211 million, comprised of approximately $80 million of cash on hand and approximately $131 million of availability under its revolving credit facility.
SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

Date: May 18, 2020	By:	/s/ H. Keith Jennings
Name: H. Keith Jennings
Title: Executive Vice President and Chief Financial Officer